FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1996


                          CARAUSTAR INDUSTRIES, INC.                  EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

       COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE



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
                                                                      Three months ended       Nine months ended
                                                                         September 30,           September 30,
                                                                       1996        1995         1996       1995
                                                                     --------    --------     --------   --------
Earnings:

   Net income available to common stock                              $ 14,766    $ 10,322     $ 43,644   $ 29,757
                                                                     --------    --------     --------   --------

Shares:
   Primary weighted average common shares outstanding                  24,783      25,561       24,895     25,479
   Stock options                                                          517         362          460        395
                                                                     --------    --------     --------   --------

   Average primary shares outstanding and equivalents                  25,300      25,923       25,355     25,874
                                                                     --------    --------     --------   --------

   Fully diluted weighted average common shares outstanding            24,783      25,561       24,895     25,561
   Stock options                                                          531         371          531        371
                                                                     --------    --------     --------   --------

   Average fully diluted shares outstanding and equivalents            25,314      25,932       25,426     25,932
                                                                     --------    --------     --------   --------


Primary earnings per common share:

   Net income                                                        $   0.58    $   0.40     $   1.72   $   1.15
                                                                     ========    ========     ========   ========

Fully diluted earnings per common share:

   Net income                                                        $   0.58    $   0.40     $   1.72   $   1.15
                                                                     ========    ========     ========   ========
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